Exhibit 99.1

For Additional Information:

Bryan Giglia

Senior Vice President — Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS PROVIDES BUSINESS UPDATE

Locks Interest Rate at 4.97% on New Ten-Year CMBS Financing on Hilton Times Square

Finalizes Terms on New Credit Facility

Generates 3.0% RevPAR Growth in the Third Quarter

Expects Meaningful Acceleration in Fourth Quarter RevPAR Growth

Aliso Viejo, CA — October 1, 2010 — Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today provided preliminary RevPAR results for the third quarter as of September 27, 2010 and an update on finance activities.

Operations Updates

The financial information contained herein for the third quarter as of September 27, 2010 reflects the Company’s preliminary results and will change to reflect the operations through the end of the fiscal quarter ended September 30, 2010 and is subject to customary adjustments that may arise during the completion of the financial statement closing process. Such adjustments could result in changes to these preliminary results.  All RevPAR and hotel financial information presented reflect the Company’s 30 hotel portfolio, which excludes the Royal Palm Hotel which was acquired during the quarter.

•                  Total RevPAR month-to-date as of September 27, 2010 is expected to increase approximately 2.5% from the comparable period 2009.

•                  Total RevPAR for the third quarter as of September 27, 2010 is expected to increase approximately 3.0% from the comparable period 2009.

Art Buser, President and Chief Executive Officer, stated, “Our preliminary results for the third quarter are in line with our expectations. As we previously noted, we expected year over year growth to moderate slightly in the third quarter due to a tougher comparison to last year at our large convention hotels. Looking forward to the fourth quarter, we expect the year over year growth to accelerate.  For 2011, we continue to see improving fundamentals in group pace, and the early indications from corporate rate negotiations are positive. We will continue to focus on investing in our portfolio and selectively acquiring hotels that are additive.”

Finance Updates

Hilton Times Square Mortgage Debt — The Company has agreed to preliminary terms for a new non-recourse mortgage on its Hilton Times Square.  The new mortgage is expected to have a 10-year term and an interest rate locked at 4.97%.  The total principal amount of the new mortgage is expected to be approximately $90.0 million. The proceeds from the new mortgage will be used in part to repay the existing $81.0 million mortgage, which bears an interest rate of 5.915% and which matures on December 1, 2010.  Excess proceeds will be used for general corporate purposes. The closing of the new mortgage remains subject to customary closing conditions; accordingly, no assurance can be given that this proposed mortgage will be procured on the terms, including the amount available to be borrowed, described above, or at all.

Credit Facility — The Company has finalized terms with its lead banks on a new senior corporate credit facility. The initial facility size is expected to be approximately $150.0 million and will include an option to increase the size of the facility by approximately $100.0 million subject to lender approval.  The lender group is expected to be led by Bank of America Merrill Lynch and J.P. Morgan, and the Company expects several of its key relationship banks to commit as co-lenders. The Company expects to close the new facility during the fourth quarter.   The closing of the facility will be subject to lender due diligence, definitive documentation, final syndication and closing requirements; accordingly, no assurance can be given that this proposed facility will be procured on the terms, including the amount available to be borrowed, described above, or at all.

Ken Cruse, Chief Financial Officer, stated, “Interest rates and credit market conditions have meaningfully improved.  In addition to locking in new non-recourse financing on our Hilton Times Square on attractive terms, we have worked with our relationship lenders to structure a new credit facility with a covenant package that appropriately reflects our goal of improving our credit profile over time, while also providing necessary clearance to foster active use of the facility from the outset.”

Business Update Call

The Company will hold a conference call on Friday, October 1, 2010, at 11:00 a.m. EDT (8:00 a.m. PDT) to update stockholders on its preliminary third quarter results. A live webcast of the call will be available via the Investor Relations section of the Sunstone Hotel Investors website at www.sunstonehotels.com. A replay of the webcast will also be archived on the website. Alternatively, investors may dial 1-877-941-8631 (for domestic callers) or 1-480-629-9819 (for international callers) with passcode #4369284 to listen to the live call.

Third Quarter Earnings Call

The Company will release final third quarter results prior to market open on November 4, 2010 and will host a conference call to discuss third quarter results on Thursday, November 4, 2010, at 12:00 p.m. EDT (9:00 a.m. PDT). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-800-762-8779 (for domestic callers) or 1-480-629-9771 (for international callers) with passcode #4371239. A replay of the web cast will also be archived on the Company’s website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. (“Sunstone”) is a lodging real estate investment trust (“REIT”) that, as of the date hereof, owns 31 hotels comprised of 11,722 rooms. Sunstone’s hotels are primarily in the upper upscale segment and are generally operated under nationally recognized brands, such as Marriott, Fairmont, Hilton and Hyatt. For further information, please visit Sunstone’s website.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of October 1, 2010, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.